UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

ALASKA SILVER CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-290204	87-4818470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500-1111 West Hastings St,
 Vancouver, British Columbia, Canada V6E 2J3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (520) 200-1667

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 31, 2021, Western Alaska Copper and Gold Company ("WACG"), a direct wholly owned subsidiary of Alaska Silver Corp. (the "Company"), acquired all of the issued and outstanding shares of common stock of Piek Incorporated for a total purchase price of $3,698,000, which WACG satisfied by issuing a promissory note (as amended, the "Promissory Note") to Joe Piekenbrock, the Company's Chief Exploration Officer (the "Holder"). The Promissory Note bears interest at 5% per annum and matures on December 1, 2026, with payments made as follows: (i) monthly payments of $10,000 on the outstanding principal balance due until the Company closes a financing, at which time the monthly principal payments will increase to $25,000; (ii) in the event that the Company closes a financing round, a principal reduction payment equal to 6% of such financing round to be applied against the outstanding principal balance of the Principal Note, together with accrued interest, due and payable upon closing of each such financing round; (iii) a principal reduction payment of $750,000 due on June 1, 2026; and (iv) payment of the remaining outstanding principal balance and all accrued interest on December 1, 2026.

On December 17, 2025, WACG entered into the Eighth Amendment to Promissory Note (the "Amendment") with the Holder, pursuant to which, effective November 1, 2025, (a) interest on the outstanding principal balance of the Promissory Note accrues at a rate equal 3.5% per annum and (b) payments are to be made as follows: (i) monthly payments of $10,000 on the outstanding principal balance; (ii) in the event that the Company closes a financing round, a principal reduction payment equal to 6% of such financing round to be applied against the outstanding principal balance of the Promissory Note; (iii) payment of the remaining outstanding principal balance of the Promissory Note, together with all accrued interest, on July 1, 2027.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 19, 2025, the Company issued a total of 68,334 restricted stock units ("RSUs") with a total grant date value of approximately $54,000 to three non-executive directors of the Company who elected to receive their annual fees for board service in the form of RSUs in accordance with the Company's director compensation policy. Such RSUs reflect amounts payable to such directors for the third and fourth quarters of 2025. Each RSU represents the right to receive one subordinate voting share, no par value, of the Company upon vesting and will vest one year from their grant date.

Item 9.01.  Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Eighth Amendment to Promissory Note, dated as of December 17, 2025, by and between Western Alaska Copper & Gold Company and Joe Piekenbrock
10.2	News Release dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025

ALASKA SILVER CORP.

By:	/s/ Darren Morgans
Darren Morgans
Chief Financial Officer